UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2024

(Exact name of registrant as specified in its charter)

Delaware	001-13695	16-1213679
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5790 Widewaters Parkway, DeWitt, New York	13214
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (315) 445-2282

Community Bank System, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value per share	CBU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                                                                ☐

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 17, 2024, Board of Directors (the “Board”) of Community Financial System, Inc. (the “Company”) approved an amendment (the “Amendment”) to the Employment Agreement, dated July 5, 2023, by and among the Company, Community Bank, N.A. (the “Bank”) and Dimitar A. Karaivanov, the President and Chief Executive Officer of the Company and the Bank (the “Employment Agreement”). The Amendment updates the Employment Agreement to reflect the recent corporate name change to Community Financial System, Inc. and to clarify that (i) the confidentiality restrictions set forth in the Employment Agreement do not preclude Mr. Karaivanov from communicating with governmental agencies such as the National Labor Relations Board (the “NLRB”), United States Equal Employment Opportunity Commission (the “EEOC”), or the Securities and Exchange Commission (the “SEC”), and (ii) the requirement that Mr. Karaivanov execute a release in favor of the Company in order to receive certain post-termination payments under the Employment Agreement shall not be construed to limit his right to receive an award for information provided to the SEC or other governmental agencies.

The Board also approved amendments to the Community Financial System, Inc. Executive Severance Plan (the “Executive Severance Plan”) to update the Company’s name and amend certain provisions to clarify that (i) the confidentiality restrictions set forth in the Executive Severance Plan do not preclude participants, who include the Company’s named executive officers, from communicating with governmental agencies such as the NLRB, EEOC, or the SEC, (ii) the non-disparagement provision does not preclude the participant from accurately responding to requests or inquiries from governmental agencies, and (iii) any requirement to execute a release in favor of the Company in order to receive certain post-termination payments shall not be construed to limit the participant’s right to receive an award for information provided to the SEC or other governmental agencies.

Item 5.05               Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On July 17, 2024, the Company’s Board adopted a revised Community Financial System, Inc. Code of Business Conduct and Ethics (the “Code”) that amended, restated, and replaced the Bank’s Code of Conduct and the Company’s Code of Ethics (collectively, the “Prior Codes”). The Code applies to all employees and directors of the Company and each of its subsidiary entities and reflects the Company's commitment to the highest professional and ethical standards in all of its business activities. The amended and restated Code includes only non-substantive revisions in order to integrate the Prior Codes into one document. The adoption of the Code did not relate to, or result in, any waiver of any provision of the Prior Codes.

Item 8.01              Other Events.

On July 17, 2024, the Company issued a press release announcing the approval by the Board of an increase to the Company’s regular quarterly dividend to $0.46 per share payable on October 10, 2024, to Shareholders of record as of September 13, 2024.

The foregoing descriptions are summaries of the Amendment, the Executive Severance Plan, the Code, and Press Release and are qualified in their entirety by reference to the full text of the Press Release and agreement, copies of which are filed as Exhibits 10.1, 10.2, 14.1 and 99.1 to this Current Report on Form 8-K, respectively, and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description

10.1	Amendment to Employment Agreement, dated July 17, 2024, by and among Community Financial System, Inc., Community Bank, N.A., and Dimitar A. Karaivanov
10.2	Community Financial System, Inc. Executive Severance Plan, as amended, July 17, 2024
14.1	Community Financial System, Inc. Code of Business Conduct and Ethics, dated July 17, 2024
99.1	Press Release, dated July 17, 2024, issued by Community Financial System, Inc.
104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Community Financial System, Inc.

By:	/s/ Michael N. Abdo
Name:	Michael N. Abdo
Title:	Executive Vice President and General Counsel

Dated: July 19, 2024

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment to Employment Agreement, dated July 17, 2024, by and among Community Financial System, Inc., Community Bank, N.A., and Dimitar A. Karaivanov

10.2	Community Financial System, Inc. Executive Severance Plan, as amended, July 17, 2024

14.1	Community Financial System, Inc. Code of Business Conduct and Ethics, dated July 17, 2024

99.1	Press Release, dated July 17, 2024, issued by Community Financial System, Inc.

104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)